Exhibit 99.5

RISK FACTORS

Risks Related to the Company’s Business

For risks related to the Company’s business, please refer to the section titled “Item 1A. Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 31, 2025 (the “2024 Annual Report”), incorporated by reference herein.

Risks Related to the Acquisition

The market price of our shares of Common Stock following the Acquisition may decline as a result of the Acquisition.

The market price of our shares of Common Stock has been and may continue to decline as a result of the Acquisition for a number of reasons. In connection with the Acquisition, the Company issued shares representing approximately 40% of our shares on a fully diluted basis at the closing of the Acquisition, and, pursuant to the terms of the Purchase Agreement we might have to issue additional shares to the Sellers of up to 25% of a fully diluted basis if certain milestones are achieved. The Sellers are also entitled to receive 30% of the gross proceeds of each financing transaction closed by the Company within five years after Closing Date, up to a maximum amount of $1,600,000. Moreover, Dr. Silberman entered into an amended employment agreement with MitoCareX in connection with his continued employment as the Chief Executive Officer of MitoCareX, upon which the Company granted to Dr. Silberman restricted stock units representing 5% of the capital stock of the Company on a fully diluted basis pursuant to the Company’s 2022 Share Incentive Plan. The Company has also agreed that under certain conditions to make available to MitoCareX such amount of funding necessary to finance MitoCareX’s ongoing research and development and other costs. All these provisions could result in negative pressure on our stock price in the market, especially if the prospects of MitoCareX are not consistent with the expectations of financial or industry analysts.

The integration of MitoCareX after the Acquisition may result in significant accounting charges that adversely affect the announced results of our company.

The financial results of our Company may be adversely affected by cash expenses and non-cash accounting charges incurred in connection with the Acquisition. In addition to the anticipated cash charges, significant non-cash restructuring charges and costs associated with the amortization of intangible assets are expected. See “Unaudited Pro Forma Condensed Combined Financial Statements” on page __  that reflect the effects of the Acquisition and, accordingly, the amount and timing of these possible charges. The price of our Common Stock could decline to the extent our financial results are materially affected by the foregoing charges or if the foregoing charges are larger than anticipated

The Acquisition may result in unexpected consequences to our business and results of operations.

We may not have discovered all risks applicable to MitoCareX’s business during the due diligence process and such risks may not be discovered prior to closing. Some of these risks could produce unexpected and unwanted consequences for us. Undiscovered risks may result in us incurring financial liabilities, which could be material and have a negative impact on our business operations.

MitoCareX may need to expand its organization and may experience difficulties in recruiting needed additional employees and consultants, which could disrupt its operations.

As a result of the Acquisition, MitoCareX may not have the resources to focus on the discovery and development of potential drugs for cancers and other life-threatening conditions, its development and commercialization plans as well as strategic development. We may need additional managerial, operational, sales, marketing, financial, legal and other resources. The competition for qualified personnel in the pharmaceutical field is intense. Due to this intense competition, the Company may be unable to attract and retain qualified personnel necessary for the development of its business or to recruit suitable replacement personnel.

The Company’s management may need to divert a disproportionate amount of its attention away from its day-to-day activities and devote a substantial amount of time to managing these growth activities. The Company may not be able to effectively manage the expansion of its operations, which may result in weaknesses in its infrastructure, operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. MitoCareX’s expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional pharmaceutical product candidates. If its management is unable to effectively manage its growth, its expenses may increase more than expected, its ability to generate and/or grow revenue could be reduced and MitoCareX may not be able to implement its business strategy. Its future financial performance and its ability to commercialize pharmaceutical product candidates and compete effectively will depend, in part, on its ability to effectively manage any future growth.

 Securities litigation or shareholder derivative litigation frequently follows the announcement of certain significant business transactions, such as the sale of a business division or announcement of an acquisition or a business combination transaction.

We may become involved in this type of litigation in connection with the Acquisition. Stockholders who oppose the Acquisition do not have dissenters’ rights and therefore may consider commencing litigation against us. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

Risks Related to Business Operations of MitoCareX

MitoCareX has no operating history.

MitoCareX is a drug discovery and development company with a current focus on oncology with a limited operating history upon which you can evaluate its business and prospects. MitoCareX commenced operations in 2022, has no products approved for commercial sale, and has not generated any revenue from the sale of its products. To date, MitoCareX has focused primarily on organizing and staffing its company, business planning, raising capital, building its proprietary computational platform, discovering potential Anti-Cancer Small Molecule Therapeutics (ACSMT), establishing its intellectual property portfolio, conducting research, establishing arrangements with third parties for the manufacture of ACSMT and supply of related raw materials, and providing general and administrative support for these operations. Its scientific approach to the discovery and development of ACSMT is unproven and MitoCareX does not know whether MitoCareX will be able to develop or obtain regulatory approval for any products of commercial value. MitoCareX has only one type of chemical scaffold of ACSMT in early development. MitoCareX has not yet completed any preclinical and clinical trials, successfully developed and validated a diagnostic test, obtained regulatory approvals, manufactured products on a commercial scale, or arranged for a third party to do so on its behalf, or conducted sales or marketing activities necessary for successful product commercialization. Consequently, any predictions made about its future success or viability may not be as accurate as they could be if MitoCareX had a history of successfully developing and commercializing biopharmaceutical products.

MitoCareX has incurred significant operating losses since its inception and expects to incur significant losses for the foreseeable future. MitoCareX does not have any products approved for sale and has not generated any revenue since its inception. If MitoCareX is unable to successfully develop and obtain the requisite approval for and commercialize ACSMT, MitoCareX may never generate revenue. MitoCareX incurred net losses of $637,000 and $886,000 for the six months ended June 30, 2025 and for the year ended December 31, 2024, respectively. As of June 30, 2025, MitoCareX had an accumulated deficit of $2,341,000. Substantially all of its losses have resulted from expenses incurrsed in connection with its research and development programs and from general and administrative costs associated with its operations. ACSMT will require substantial additional development time and resources before MitoCareX would be able to apply for or receive regulatory approvals and begin generating revenue from product sales. MitoCareX expects to continue to incur losses for the foreseeable future, and MitoCareX anticipates these losses will increase substantially as MitoCareX continues its development of, seeks regulatory approval for, and potentially commercializes ACSMT and seeks to discover and develop additional solutions as well as operate as a public company.

To become and remain profitable, MitoCareX must succeed in discovering, developing, obtaining regulatory approvals for, and eventually commercializing products that generate significant revenue. This will require MitoCareX to be successful in a range of challenging activities, including preclinical studies and completing clinical trials of ACSMT, discovering additional ACSMTs, obtaining regulatory approval for these and manufacturing, marketing, and selling any products for which MitoCareX may need to obtain regulatory approval. MitoCareX is in the preliminary stages of these activities. MitoCareX may never succeed in these activities and, even if MitoCareX does, it may never generate revenue that is significant enough to achieve profitability. In addition, MitoCareX has not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the biopharmaceutical industry. Because of the numerous risks and uncertainties associated with biopharmaceutical product development, MitoCareX is unable to accurately predict the timing or amount of increased expenses or when, or if, MitoCareX will be able to achieve profitability. Even if MitoCareX does achieve profitability, MitoCareX may not be able to sustain or increase profitability on a quarterly or annual basis. Its failure to become and remain profitable may have an adverse effect on its value and could impair its ability to raise capital, expand its business, maintain its research and development efforts, diversify its ACSMTpipeline, achieve its strategic objectives, or even continue its operations. A decline in the value of MitoCareX could also cause you to lose all or part of your investment.

MitoCareX will require substantial additional capital to finance its operations, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force it to delay, limit, reduce, or terminate ACSMT development programs, MITOLINE™ related validations and optimizations, commercialization efforts or other operations.

The development of ACSMT, including conducting preclinical studies and clinical trials, is a very time-consuming, capital-intensive, and uncertain process. Since its acquisition in October 2025, MitoCareX’s operations have continued to consume substantial amounts of cash. The Company expects that MitoCareX’s expenses to substantially increase in connection with MitoCareX ongoing activities, particularly when MitoCareX will conduct its ongoing and planned preclinical studies and clinical trials and potentially seeks regulatory approval for its ACSMT and any future ACSMT MitoCareX may develop. If MitoCareX obtains regulatory approval for ACSMT, the Company expects that MitoCareX’s to incur significant commercialization expenses related to product manufacturing, marketing, sales, and distribution. Because the outcome of any preclinical study or clinical trial is highly uncertain, MitoCareX cannot reasonably estimate the actual amount of capital necessary to successfully complete the development and commercialization of ACSMT.

The Company will need to obtain substantial additional funding to support MitoCareX’s continuing operations. The ability to raise additional funds may be adversely impacted by global economic conditions, disruptions to, and volatility in, the credit and financial markets in the United States, inflation, diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability. If the equity and credit markets deteriorate, it may make any necessary debt or equity financing by the Company more difficult, more costly, and more dilutive. If additional capital cannot be raised when needed or on attractive terms, the Company could be forced to delay, reduce, or eliminate MitoCareX’s research and development programs or any future commercialization efforts, or even cease operations.

The Company may also seek to finance MitoCareX’s operations through public or private equity or debt financings or other capital sources of MitoCareX, including potential collaborations, licenses, and other similar arrangements involving MitoCareX. Such transactions could include the issuance of new equity interests in MitoCareX to third parties, which may dilute the Company’s ownership and/or the value of its investment in MitoCareX.

Its future capital requirements will depend on many factors, including, but not limited to:

● the initiation, type, number, scope, progress, expansions, results, costs, and timing of preclinical studies and clinical trials of ACSMT that MitoCareX is pursuing or may choose to pursue in the future, including the costs of any third-party products used as combination agents in its clinical trials; the costs and timing of manufacturing for ACSMT , including commercial manufacturing at sufficient scale, if any ACSMT is approved;

● the costs, timing, and outcome of regulatory meetings and reviews of ACSMT;

● the costs of obtaining, maintaining, enforcing, and protecting its patents and other intellectual property and proprietary rights;

● the costs associated with hiring additional personnel and consultants as its preclinical and clinical activities begin and increase;

● the costs and timing of establishing or securing sales and marketing capabilities if ACSMT is approved;

● its ability to achieve sufficient market acceptance, coverage, and adequate reimbursement from third-party payors and adequate market share and revenue for any approved products;

● patients’ willingness to pay out-of-pocket for any approved products in the absence of coverage and/or adequate reimbursement from third-party payors;

● the terms and timing of establishing and maintaining collaborations, licenses, and other similar arrangements; and

● costs associated with any products or technologies that MitoCareX may in-license or acquire.

Conducting preclinical studies and clinical trials and discovering additional potential ACSMT is a time-consuming, expensive, and uncertain process that takes years to complete, and MitoCareX may never generate the necessary data or results required to obtain regulatory approval and commercialize ACSMT. In addition, ACSMT, if approved, may not achieve commercial success. Its commercial revenue, if any, will initially be derived from sales of products that MitoCareX does not expect to be commercially available for many years, if at all.

Accordingly, MitoCareX will need to continue to rely on additional financing to achieve its business objectives. Adequate additional financing may not be available to MitoCareX on acceptable terms, or at all, including as a result of financial and credit market deterioration or instability, market-wide liquidity shortages, geopolitical events, or otherwise.

Raising additional capital may restrict MitoCareX’s operations, or require it to relinquish rights to its ACSMT or other technologies.

If the Company raises additional funds through future collaborations, licenses, and other similar arrangements, it may be required to cause its subsidiary, MitoCareX, to relinquish valuable rights to MitoCareX’s future revenue streams, ACSMT, intellectual property, or proprietary technology, or grant licenses on terms that may not be favorable to the Company and/or that may reduce the value of its common stock. If the Company is unable to raise additional funds through equity or debt financings or other arrangements when needed or on terms acceptable to it, the Company may be required to delay, limit, reduce, or terminate the product development or future commercialization efforts of MitoCareX, or grant rights to develop and market ACSMT that MitoCareX might otherwise prefer to develop and market itself, or on less favorable terms than would otherwise be chosen.

 MitoCareX is early in its development efforts. All of its ACSMT programs are still in the preclinical or discovery stage. Its MITOLINE™ algorithm requires further validations and optimizations. If MitoCareX is unable to successfully develop, obtain regulatory approval, and ultimately commercialize any current or future ACSMT or its MITOLINE™ algorithm, or experience significant delays in doing so, its business will be materially harmed.

MitoCareX is early in its development. All ACSMT programs are still in the development stage. MitoCareX has invested substantially most of its efforts to date in developing ACSMT, identifying other potential targets for therapeutic pursuit, and continuing to develop its proprietary MITOLINE™ algorithm. MitoCareX will need to progress through first-in-human clinical trials and progress its other ACSMT programs through additional preclinical studies to enable it to submit INDs to the FDA and receive allowance from the FDA to proceed with initiating their clinical development. Its ability to generate product revenue will depend heavily on the successful development and eventual commercialization of ACSMT. MitoCareX does not expect this to occur for many years, if ever. The success of ACSMT will depend on several factors, including the following:

● successful initiation and enrollment of clinical trials, and timely completion of hit-to-lead development of its ACSMT, preclinical studies and clinical trials with favorable results;

● allowance to proceed with clinical trials for ACSMT under INDs by the FDA, or under similar regulatory submissions by comparable foreign regulatory authorities;

● the frequency and severity of adverse events observed in clinical trials and preclinical studies;

● maintaining and establishing relationships with contract research organizations (CROs) and clinical sites for the clinical development of ACSMT , and ability of such CROs and clinical sites to comply with clinical trial protocols, Good Clinical Practice requirements (GCPs) and other applicable requirements;

● demonstrating the safety and efficacy of ACSMT to the satisfaction of applicable regulatory authorities, including by establishing a safety database of a size satisfactory to regulatory authorities;

● successful development, validation, and regulatory approval of companion diagnostic tests for use in patient selection with ACSMT, if required;

● receipt of regulatory approvals from applicable regulatory authorities, including approvals of new drug applications (NDAs), from the FDA and maintaining such approvals;

● maintaining relationships with its third-party manufacturers and their ability to comply with current Good Manufacturing Practice requirements (cGMPs) as MitoCareX will be making arrangements with its third-party manufacturers for, or establishing its own, commercial manufacturing capabilities at a cost and scale sufficient to support commercialization;

● establishing sales, marketing, and distribution capabilities and launching commercial sales of its products, if and when approved, whether alone or in collaboration with others;

● obtaining, maintaining, protecting, and enforcing any patent and trade secret protection, patent term extensions (if applicable) and/or regulatory exclusivity for ACSMT;

● maintaining an acceptable safety profile of its products following regulatory approval, if any;

●maintaining and growing an organization of people who can develop and commercialize its products; and

● acceptance of its products, if approved, by patients, the medical community, and third-party payors.

If MitoCareX is unable to develop, obtain regulatory approval for, or, if approved, successfully commercialize ACSMT , or if MitoCareX experience delays as a result of any of the above factors or otherwise, its business would be materially harmed.